NONCOMPETITION AGREEMENT

THIS NONCOMPETITION AGREEMENT is being executed and delivered as of August 3, 2011 (this "**Noncompetition Agreement**") by Esarbee Investments Canada Ltd., a corporation established pursuant to the laws of Canada (the "**Restricted Party**") to and in favor of, and for the benefit of, Smart Balance, Inc. ("**Smart Balance**"), a corporation established pursuant to the laws of Delaware, 9249-2180 Quebec Inc. (the "**Purchaser**"), a corporation established pursuant to the laws of Canada and an indirect wholly-owned subsidiary of Smart Balance, Importations DE-RO-MA (1983) Ltée (the "**Corporation**"), and the other Beneficiaries (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 18.

RECITALS

A. As an indirect equity holder of the Corporation, the Restricted Party and its Affiliates have obtained extensive and valuable knowledge and confidential information concerning the businesses of the Corporation and its Subsidiaries.

B. Concurrently herewith, the Purchaser and the Restricted Party are entering into a Share Purchase Agreement, dated as of the date hereof (as amended from time to time, the "**Purchase Agreement**"), pursuant to which the Purchaser agrees, among other things, to purchase all of the capital stock of the Corporation (the "**Acquired Interests**") from Stepworth Holdings Inc., an Affiliate of the Restricted Party (such acquisition being hereinafter referred to as the "**Transaction**").

C. Concurrently herewith, pursuant to the Purchase Agreement and as a result of the Transaction, the Purchaser has purchased the Acquired Interests from Stepworth Holdings Inc., and Stepworth Holdings Inc. has received the purchase price pursuant to Section 3.1 of the Purchase Agreement (the "**Purchase Consideration**").

D. The Purchaser would not be willing to enter into the Purchase Agreement or consummate the Transaction unless the Restricted Party enters into this Noncompetition Agreement on the terms and conditions set forth herein.

AGREEMENT

For good and valuable consideration, including, without limitation the direct and indirect benefit to be received by the Restricted Party and its Subsidiaries from the consummation of the transactions contemplated in the Purchase Agreement and the receipt by Stepworth Holdings Inc., an Affiliate of the Restricted Party, of the Purchase Consideration paid by the Purchaser for the Acquired Interests in accordance with the Purchase Agreement, the receipt and sufficiency of which consideration are hereby acknowledged, the Restricted Party, the Purchaser, the Corporation and Smart Balance intending to be legally bound, hereby agree as follows:

1. Restriction on Competition.

(a) The Restricted Party agrees that during the Noncompetition Period, neither the Restricted Party nor any of its Affiliates shall, directly or indirectly, for themselves or

through, on behalf of or in conjunction with any other Person, engage in or acquire any financial or beneficial interest (including any interest in any Person) in, control, operate, manage, guarantee loans or make loans to, any Restricted Business in Canada and the United States of America.

(b) Notwithstanding Section 1(a), the Restricted Party may, without violating this Section 1, own, as a passive investment, publicly-traded shares of capital stock or other equity securities of a Person that engages in the activities otherwise prohibited in Section 1(a) if (i) the number of shares of capital stock or other equity securities of such Person that are owned beneficially (directly or indirectly) by the Restricted Party and the number of shares of capital stock or other equity securities of such Person that are owned beneficially (directly or indirectly) by the Restricted Party's Affiliates collectively represent less than five percent of the total number of shares of capital stock or other equity securities of such Person outstanding at the time of determination, and none of the Restricted Party or any of its Affiliates has, or has exercised, any rights to manage or operate the business of such Person.

2. No Hiring or Solicitation of Employees. The Restricted Party agrees that, during the Noncompetition Period, the Restricted Party shall not directly or indirectly, for themselves or through, on behalf of or in conjunction with any other Person, induce or solicit for employment or hire any Person who is an employee of the Corporation or any of its Subsidiaries as of the date of this Noncompetition Agreement within three months following the termination of the employment of such Person with the Corporation or any of its Subsidiaries; provided, however, that nothing in this Section 2 shall preclude general solicitation to the public of general advertising or similar methods of solicitation that is not specifically directed to employees of the Corporation or any of its Subsidiaries.

3. Non-Solicitation. During the Noncompetition Period, the Restricted Party shall not, directly or indirectly, induce or solicit (or assist any Person to induce or solicit) any Person who is a customer, client, supplier or co-packer of the Corporation or any of its Subsidiaries as of the date of this Noncompetition Agreement, to terminate its relationship or otherwise cease doing business in whole or in part with the Corporation or any of its Subsidiaries, or directly or indirectly, induce or solicit (or assist any Person to induce or solicit) any Person with a material relationship as of the date of this Noncompetition Agreement with the Corporation or any of its Subsidiaries to materially alter the terms of such relationship.

4. Exceptions. Nothing contained in this Noncompetition Agreement shall be construed as preventing:

(a) the Restricted Party or any of its Affiliates from operating, carrying on or otherwise being involved in the Excluded Business;

(b) the Restricted Party or any of its Affiliates (or any successor to substantially all of the business of any such entity) from producing, manufacturing, distributing, selling and/or marketing any food or product that is inherently gluten-free (as opposed to foods where the ingredients in the standard of identity for such product must be replaced or removed in order to make such product gluten-free) and marketing same as gluten-free, so long as the

primary focus of the business of such entity is not the production, manufacturing, distributing, selling or marketing of non-inherently gluten-free foods;

(c) Ian's Natural Foods, LLC (or any successor to substantially all of the business of such entity) from producing, manufacturing, distributing, selling and/or marketing gluten-free foods or gluten-free products (other than gluten-free bread, bread mixes, pretzels or frozen bakery products) so long as such products and foods are marketed primarily based on their allergen-free benefit or attribute, and not primarily based on their gluten-free benefit or attribute;

(d) the Restricted Party and any of its Affiliates from producing, manufacturing and/or selling gluten-free food or gluten-free products not directly aimed at consumers but rather to other consumer packaged goods companies or retailers/club stores, including, without limiting the generality of the foregoing, of food or products that are marketed primarily based on their gluten-free benefit or attribute, solely in the context of the provision of co-packing, private label, or control brand services to third parties provided the Restricted Party does not market its capabilities as a gluten-free co-packer; and

(e) the Restricted Party or any of its Affiliates from operating, carrying on or otherwise being involved in the Restricted Business, to the extent that the gross sales in Canada and the United States of America of foods or products which are marketed primarily based on their gluten-free benefit or attribute do not exceed (i) five hundred thousand U.S. dollars (USD 500,000.00) by each of the Restricted Party and any of its Affiliates for any given year of the Noncompetition Period, and (ii) five million U.S. dollars (USD 5,000,000.00) in the aggregate during the Noncompetition Term. The Parties hereby acknowledge and agree that any sale made in connection with the businesses and services referred to in subparagraphs 4(a) to (d) hereof shall not be counted towards the five hundred thousand U.S. dollars (USD 500,000.00) and five million U.S. dollars (USD 5,000,000.00) thresholds. The Restricted Party further agrees, upon written request from Smart Balance (not to be given more than once a year), to provide to Smart Balance promptly (and in any case within 15 days of such written request) on or before June 30 of each year of the Noncompetition Period a list dated as of December 31 of the preceding year which sets forth a list of the food and/or products sold by each of the Restricted Party and its Affiliates pursuant to this Section 4(e).

5. Representations and Warranties. The Restricted Party represents and warrants, to and for the benefit of the Beneficiaries, that: (a) the Restricted Party has full power and capacity to execute and deliver, and to perform all of the Restricted Party's obligations under, this Noncompetition Agreement; and (b) neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Restricted Party is or may be bound, or (ii) any law, rule or regulation.

6. Specific Performance. The Restricted Party agrees that, in the event of any breach or threatened breach by the Restricted Party of any covenant or obligation contained in this Noncompetition Agreement, each of the Purchaser, the Corporation, Smart Balance and the other Beneficiaries shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain (a) a decree or order of specific performance to enforce

the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach, in each case without having to first prove inadequate remedy at law. The Restricted Party further agrees that no Beneficiary shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and the Restricted Party irrevocably waives any right the Restricted Party may have to require any Beneficiary to obtain, furnish or post any such bond or similar instrument.

7. Non-Exclusivity. The rights and remedies of the Purchaser, the Corporation, Smart Balance and the other Beneficiaries under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser, the Corporation, Smart Balance and the other Beneficiaries under this Noncompetition Agreement, and the obligations and liabilities of the Restricted Party under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Restricted Party's obligations, or the rights or remedies of the Purchaser, or any of the other Beneficiaries, under the Purchase Agreement; and nothing in the Purchase Agreement shall limit any of the Restricted Party's obligations, or any of the rights or remedies of the Purchaser, the Corporation, Smart Balance or any of the other Beneficiaries, under this Noncompetition Agreement. No breach on the part of the Purchaser or any other party of any covenant or obligation contained in the Purchase Agreement or any other agreement shall limit or otherwise affect any right or remedy of the Purchaser, the Corporation, Smart Balance or any of the other Beneficiaries under this Noncompetition Agreement.

8. Severability. Any term or provision of this Noncompetition Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Noncompetition Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9. Governing Law; Venue.

(a) This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Province of Quebec (without giving effect to principles of conflicts of laws).

(b) Any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement shall only be brought or otherwise commenced in a court having jurisdiction in the Province of Quebec. The Parties:

(i) expressly and irrevocably consent and submit to a court having jurisdiction in the Province of Quebec, in connection with any such legal proceeding;

(ii) agree that service of any process, summons, notice or document by mail addressed to a Party at the addresses set forth in Section 19 of this Noncompetition Agreement shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

(iii) agrees that a court having jurisdiction in the Province of Quebec, shall be deemed to be a convenient forum; and

(iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court having jurisdiction in the Province of Quebec, any claim that said Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Noncompetition Agreement or the subject matter of this Noncompetition Agreement may not be enforced in or by such court.

Nothing contained in this Section 9 shall be deemed to limit or otherwise affect the right of any Beneficiary to commence any legal proceeding or otherwise proceed against another Party in any other forum or jurisdiction in order to enforce any judgment arising out of or otherwise resulting from any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement.

(c) THE PARTIES IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS NONCOMPETITION AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS NONCOMPETITION AGREEMENT.

10. Waiver. No failure on the part of the Purchaser, the Corporation, or any other Beneficiary to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Purchaser, the Corporation, Smart Balance or any other Beneficiary in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Beneficiary shall be deemed to have waived any claim of such Beneficiary arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Beneficiary under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such

Beneficiary; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11. Successors and Assigns. The parties shall not assign their rights or obligations pursuant to this Noncompetition Agreement without the prior written consent of (a) the Restricted Party, with respect to the Purchaser, the Corporation and Smart Balance, or (b) Smart Balance, with respect to the Restricted Party, which consent, in each case, will not be unreasonably withheld or delayed (it being understood that in the case of any consent required of Smart Balance, such consent won't be deemed to be unreasonably withheld or delayed if it is conditioned upon the assignee agreeing to be bound by the terms and conditions of this Noncompetition Agreement), except that the Purchaser, the Corporation and Smart Balance, without any prior consent of the Restricted Party, may assign this Noncompetition Agreement to one of its Affiliates or in connection with a merger, consolidation or the sale of all or substantially all of its assets that includes the subject matter of this Agreement. In such case, the concerned party shall notify the Restricted Party of such assignment, merger, consolidation or sale of its business. This Noncompetition Agreement shall be binding upon the parties and each party's respective heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the successors and assigns of the parties.

12. Further Assurances. The Restricted Party shall (at the Restricted Party's sole expense) execute and/or cause to be delivered to each Beneficiary such instruments and other documents, and shall (at the Restricted Party's sole expense) take such other actions, as such Beneficiary may reasonably request at any time (during the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

13. Captions. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

14. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

15. Survival of Obligations. Except as specifically provided herein, the obligations of the Restricted Party under this Noncompetition Agreement shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve

the Restricted Party of any obligation or liability arising from any prior breach by the Restricted Party of any provision of this Noncompetition Agreement.

16. Obligations Absolute. The Restricted Party's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Purchaser, the Corporation, Smart Balance, any other Beneficiary or any other Person) of any provision of the Purchase Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Purchaser, the Corporation, Smart Balance, any other Beneficiary or any other Person.

17. Amendment. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Restricted Party, the Purchaser (or any successor to the Purchaser), the Corporation (or any successor to the Corporation) and Smart Balance (or any successor to Smart Balance).

18. Defined Terms. For purposes of this Noncompetition Agreement:

(a) "**Affiliate**" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

(b) "**Beneficiaries**" shall include: (i) the Purchaser; (ii) the Corporation; (iii) Smart Balance; and (iv) the successors and assigns of each of the Persons referred to in clauses "(i)" through "(iii)" of this sentence.

(c) "**Excluded Business**" means the business of producing, manufacturing, distributing, selling and/or marketing of food or products that are marketed primarily based on their gluten-free benefit or attribute as currently produced, manufactured, distributed, sold and/or marketed by the Restricted Party and/or any of its Affiliates, a true and complete list of which food or products is attached hereto as Schedule I.

(d) "**Noncompetition Period**" means the period commencing on the date of this Noncompetition Agreement and ending on the second anniversary thereof.

(e) "**Person**" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

(f) "**Restricted Business**" means the business of producing, manufacturing, distributing, selling and/or marketing of food or products that are defined and /or marketed as gluten-free.

(g) "**Subsidiary**" means with respect to any Person, any corporation, limited liability company, partnership, joint venture, or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for

the election of the board of directors or other governing body of such corporation or other legal entity.

19. Notice. All notices or other communications which are required hereunder or otherwise delivered in connection herewith shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Purchaser, the Corporation or Smart Balance:
c/o Smart Balance, Inc.
115 West Century Road, Suite 260
Paramus, NJ 07652
Attention: General Counsel
Facsimile: (201) 421-3988

with a copy to:
Fried Frank Harris Shriver & Jacobson, LLP
One New York Plaza
New York, NY 10004
Attention: Philip Richter
Facsimile: (212) 859-4000

if to the Restricted Party to:

Esarbee Investments Canada Ltd.
1170 Peel Street, 8th Floor
Montreal, Quebec H3B 4P2
Attn: Zeno Santache
Facsimile: (514) 878-5299

with a copy to:
Davies Ward Phillips & Vineberg LLP
1501 McGill College Avenue, 26th Floor
Montreal, Quebec, H3B 4W5
Attention: Brian G. Salpeter
Facsimile: (514) 841-6499

or to such other address as any party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a nationally-recognized overnight courier, the next day after being sent, (c) in the case of facsimile transmission, when confirmation of delivery is received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Noncompetition Agreement as of the date first above written.

Restricted Party

ESARBEE INVESTMENTS CANADA LTD.

By: /s/ Gideon Pollack

Name: Gideon Pollack
Title: Authorized Representative

Purchaser

9249-2180 QUEBEC INC.

By: /s/ Norman Matar

Name: Norman Matar
Title: President

Corporation

IMPORTATIONS DE-RO-MA (1983) LTÉE

By: /s/ Norman Matar

Name: Norman Matar
Title: President

Smart Balance

SMART BALANCE, INC.

By: /s/ Norman Matar

Name: Norman Matar
Title: Executive Vice President and General Counsel